Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

SPECTRUM BRANDS, INC.

(hereinafter called the “Corporation”)

ARTICLE I. OFFICES

I.1 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

I.2 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law, Wis. Stat. 180.0101 et seq. (hereinafter the “WBCL”), to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

ARTICLE II. SHAREHOLDERS

II.1 Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

II.2 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called only by (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors. Shareholders shall not be entitled to call a special meeting of the shareholders, nor to require the Board of Directors to call such a special meeting. Special meetings of the shareholders may be held on any date, at any time and at any place within or without the State of Wisconsin as shall be determined by the Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.

II.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting of the shareholders. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by the holders of a majority of the votes entitled to be cast at such meeting represented thereat.

II.4 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

II.5 Voting Records. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, and indicating the address of each shareholder, the number of shares of each class of capital stock of the Corporation entitled to vote registered in the name of such shareholder and the total number of votes to which each shareholder is entitled. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for any purpose germane to the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

II.6 Quorum and Voting Requirements. Except as otherwise provided in the Articles of Incorporation, a quorum shall exist at a meeting of shareholders if shares of the Corporation holding a majority of the votes entitled to be cast at such meeting are represented in person or by proxy at such meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. If a quorum is present, action on a matter at the meeting other than the election of directors of the Corporation is approved if the votes properly cast in favor of the action exceed the votes properly cast opposing the action, unless the Articles of Incorporation or the WBCL requires a greater vote or voting by classes. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes properly cast by the shares entitled to vote in the election of a meeting at which a quorum is present, with votes against a director candidate not counted as votes properly cast in the election. If a quorum shall fail to attend any meeting, the presiding officer at the meeting may adjourn the meeting to another place, date or time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

II.7 Conduct of Meeting. The Chairman of the Board, and in the Chairman of the Board’s absence, the Chief Executive Officer, and in their absence any President, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

II.8 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by such shareholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder at the meeting who has filed his, her or its proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

II.9 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation.

II.10 Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation.

(b) Legal Representatives and Fiduciaries. Any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors who holds shares may vote such shares, either in person or by proxy, without a transfer of such shares into his, her or its name provided that there is filed with the Secretary before or at the time of meeting proper evidence of his, her or its incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by such fiduciary, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of votes represented at such a meeting, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of votes represented at such a meeting.

(e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor.

(f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or such individual’s legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

II.11 Waiver of Notice by Shareholders. Whenever any notice whatsoever is required to be given to any shareholder of the Corporation under the Articles of Incorporation or By-Laws or any provision of applicable law, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided, however, that such waiver in respect to any matter of which notice is required under any provision of the WBCL shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

II.12 No Action by Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly constituted annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders.

II.13 Nominees for Directors and Other Shareholders’ Meeting Proposals.

(a) At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before any meeting of shareholders, business (other than the nomination of an individual for election as a director) must be: (i) a proper matter for action by shareholders, (ii) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (iii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iv) otherwise properly brought before the meeting by a shareholder of the Corporation who (A) is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, was the beneficial owner of capital stock of the Corporation entitled to vote on such business at the meeting) at the time of giving the notice provided for in this Section II.13 through and including the time of the meeting (including any adjournment or postponement thereof), (B) is entitled to vote on such business at the meeting and (C) complies with the procedures set forth in this Section II.13 and Section II.14 as to such notice and such business.

(b) A nomination of an individual for election as a director at a meeting of shareholders may be made at a meeting at which the election of directors is a matter specified in the notice of meeting (or any supplement thereto) (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed by the Board of Directors or (iii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who (A) is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed, was the beneficial owner of capital stock of the Corporation entitled to vote for the election of directors at the meeting) at the time of giving the notice provided for in this Section II.13 through and including the time of the meeting (including any adjournment or postponement thereof), (B) is entitled to vote for the election of directors at the meeting and (C) complies with the procedures set forth in this Section II.13 and Section II.14 as to such notice and such nomination.

(c) For nominations for election to the Board of Directors or other business to be properly brought before a meeting by a shareholder pursuant to Section II.13(a)(iv) or Section II.13(b)(iii), as the case may be, the shareholder shall (i) have given timely notice thereof in writing to the secretary of the Corporation in accordance with this Section II.13 (“Shareholder Notice”) and (ii) provide any updates or supplements to such notice in the times and in the forms required by Section II.14. To be timely, a Shareholder Notice must set forth as to each Proposing Person with respect to such Shareholder Notice all Required Information and shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation: (i) in the case of any annual meeting, not later than 5:00 P.M. (Eastern Standard Time) on the 90th day, nor earlier than the 120th day prior to the anniversary date of the preceding year’s annual shareholders’ meeting or (ii) in the case of a special meeting or if the annual meeting is called for a date not within 25 days before or after such anniversary date, notice must be not later than 5:00 P.M. (Eastern Standard Time) on the 10th day following the date that is the earlier of the date (1) on which notice of such meeting is first mailed to such shareholder or (2) public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of timely notice as described above.

(d) The presiding officer at a shareholders’ meeting shall, if the facts warrant, determine and declare to the meeting that a nomination or other business, as the case may be, was not made in accordance with the procedures set forth in this Section II.13 and Section II.14, and if the presiding officer should so determine, then the presiding officer shall so declare to the meeting and such nomination or other business shall be disregarded.

(e) Notwithstanding anything in the By-Laws to the contrary, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the applicable procedures set forth in this Section II.13 and Section II.14, and no business shall be conducted at any meeting except in accordance with the applicable procedures set forth in this Section II.13 and Section II.14, provided, however, that, in the case of a nomination, no individual shall be deemed eligible for election as a director of the Corporation solely by virtue of such individual or any shareholder complying with this Section II.13 or Section II.14; provided further, however, that nothing in this Section II.13 or Section II.14 shall be deemed to preclude discussion by any shareholder of any business properly brought before any meeting.

II.14 Shareholder Proposals Generally.

(a) Definitions. For purposes of these By-Laws, the following terms shall have the following meanings:

(i) “Derivative Interest” by a person shall mean any (A) derivative instrument, swap, option, warrant, hedge or profit interest, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism at a price related to any security of the Corporation, or similar instrument or any other interest with a value derived in whole or in part from (or by reference to) the price, value or volatility of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise and regardless of whether it conveys any voting rights in securities of the Corporation to such person or whether such person may have entered into other transactions that hedge or mitigate its effect or (B) arrangement, agreement, understanding or relationship (including any short position or any borrowing or lending of securities) which includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the price, value or volatility of any security of the Corporation, to hedge or mitigate any loss to, or manage any risk associated with any increase or decrease in the price or value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote or otherwise the voting power or pecuniary or economic interest of such person with respect to any such securities, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise and regardless of whether it conveys any voting rights in securities of the Corporation to such person or whether such person may have entered into other transactions that hedge or mitigate its effect.

(ii) “Indebtedness” shall mean any indebtedness whether or not contingent: (A) in respect of borrowed money; (B) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (C) in respect of banker’s acceptances; (D) in respect of capital lease obligations; or (E) in respect of the balance of any deferred and unpaid portion of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; if and to the extent that any of the preceding items referenced in subclauses (A)-(E) hereof would appear as a liability upon a balance sheet prepared in accordance with generally accepted accounting principles.

(iii) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) by a person who is a director of the Corporation or who is directly or indirectly the beneficial owner of more than ten percent of the shares of the Corporation

(iv) “Proposing Person” shall mean, with respect to any Shareholder Notice (A) the shareholder or shareholders providing the Shareholder Notice (ii) the beneficial owner or beneficial owners, if different, on whose behalf the request, demand or notice, as applicable, is made and (iii) any other person with whom each such shareholder or beneficial owner is acting in concert.

(v) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act.

(vi) “Required Information” shall mean, as to each Proposing Person, with respect to any Shareholder Notice:

(A)(1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (2) the class or series, as applicable, and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act for purposes of these By-Laws) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future and (3) all information relating to such Proposing Person that is required to be disclosed in connection with the solicitation of proxies for election of directors of the Corporation in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B) whether and to what extent such Proposing Person beneficially owns, directly or indirectly, any Derivative Interests as of the date of the Shareholder Notice (which information shall be supplemented as of the required dates for any update or supplement referenced in Section II.14(d)) and the class, series and number of securities of the Corporation involved in, and the material economic terms of, the Derivative Interests, such description to include, without limitation, all information that such Proposing Person would be required to report on an Insider Report if such Proposing Person were a director of the Corporation or the beneficial owner of more than ten percent of the shares of the Corporation at the time of acquiring any such Derivative Interest;

(C) any direct or indirect interest of such Proposing Person in any debt securities or other Indebtedness of the Corporation or any affiliate of the Corporation (including, in any such case, any interest as a lender to the Corporation or any affiliate of the Corporation or participating interest in respect thereof);

(D) any proportionate interest in shares, debt securities or other Indebtedness of the Corporation (including any interest as a lender to the Corporation or any affiliate of the Corporation or any participating interest in respect thereof) or any Derivative Interest held, directly or indirectly, by a general or limited partnership or other entity (any such entity, an “Investing Entity”) in which such Proposing Person is a general partner, manager, director or holds a governing position analogous to a general partner, manager or director or, directly or indirectly, beneficially owns an interest in a general partner or other entity serving in an analogous governing position at such Investing Entity;

(E) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statements filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the Corporation;

(F) in the case of a nomination for an individual as a director, to the extent known by such Proposing Person, the name and address of any other person who owns, of record or beneficially, any shares of capital stock of the Corporation and who supports such individual for election or reelection as a director of the Corporation;

(G) as to each item of business that the Proposing Person proposes to be bring before the applicable shareholders’ meeting, (1) a reasonably brief description of the business desired to be brought before such meeting, the reasons for conducting such business at such meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) to the extent known, between or among any Proposing Person and any other record or beneficial holder of the shareholder of any class or series of capital stock of the Corporation (including their names) in connection with the proposal of such business by such Proposing Person;

(H) in the case of a nomination for an individual as a director, as to such proposed nominee, (1) all information with respect to such proposed nominee that would be required to be set forth in a Shareholder Notice, if such proposed nominee were a Proposing Person, (2) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) (even if an election contest is not involved), (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and such proposed nominee, his or her respective affiliates and associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant:” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; provided, however, that the Corporation may also require any proposed nominee and any Proposing Person to cause such proposed nominee to furnish such other information (1) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent directors of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (2) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee;

(I) in the case of each Proposing Person that is a shareholder of record, a representation that such Proposing Person is a holder of record or beneficial owner of capital stock of the Corporation entitled to vote at the applicable meeting and intends to appear in person or by proxy to propose such business; and

(J) a representation as to whether such Proposing Person intends, or intends to be part of a group (within the meaning of Rule 13d-3 under the Exchange Act) that intends, (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposed business or nomination and/or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(b) If information submitted pursuant to a Shareholder Notice shall be deemed by the Board of Directors incomplete or inaccurate, any authorized officer or the Board of Directors or any committee thereof may treat such information as not having been provided in accordance with Section II.13 or this Section II.14, as applicable. Any Shareholder Notice that is deemed by the Board of Directors inaccurate, incomplete or otherwise failing to satisfy completely any provision of Section II.13 or this Section II.14, as applicable, shall be deemed defective and shall thereby render all proposals or nominations set forth in such Shareholder Notice defective. Upon written request by the Secretary or the Board of Directors or any committee thereof (which may be made from time to time), any shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of shareholders shall provide, within three business days after such request (or such longer period as may be specified in such request), (i) written verification, satisfactory to the Secretary or any other authorized officer of the Corporation or the Board of Directors or any committee thereof, in his, her or its discretion, to demonstrate the accuracy of any information submitted by any Proposing Person (or, if applicable, the proposed nominee) pursuant to Section II.13 or Section II.14, as applicable, with respect to the applicable Shareholder Notice, (ii) written responses to information reasonably requested by the Secretary, the Board of Directors or any committee thereof and (iii) a written update, to a current date, of any information submitted by any Proposing Person (or, if applicable, the proposed nominee) pursuant to Section II.13 or Section II.14, as applicable, as of an earlier date, with respect to the applicable Shareholder Notice. If the shareholder fails to provide such written verification, information or update within such period, the Secretary or any other authorized officer of the Corporation or the Board of Directors may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with Section II.13 or Section II.14, as applicable; provided, however, that no such written verification, response or update shall cure any incompleteness, inaccuracy or failure in any such Shareholder Notice. It is the responsibility of a shareholder who wishes to submit a Shareholder Notice to comply with the requirements of the Article of Incorporation, these By-Laws and applicable law; nothing in these By-Laws or otherwise shall create any duty of the Corporation, the Board of Directors or any committee thereof nor any officer of the Corporation to inform a shareholder that the information submitted pursuant to Section II.13 or Section II.14, as applicable, is incomplete or inaccurate or not otherwise in accordance with the Articles of Incorporation, these By-Laws or applicable law, nor require the Corporation, the Board of Directors, any committee of the Board of Directors or any officer of the Corporation to request clarification or updating of information provided by any shareholder, but the Board of Directors, a committee thereof or the Secretary acting on behalf of the Board of Directors or a committee, may do so in its, his or her discretion.

(c) A shareholder providing a Shareholder Notice shall further update and supplement such Shareholder Notice, if necessary, so that the information provided or required to be provided in such Shareholder Notice shall be true and correct as of the record date of the applicable shareholders’ meeting and as of the date that is ten days prior to the meeting or any adjournment or postponement of the meeting, or, in any such case shall advise the Corporation that no such update or supplement is necessary, and such update, supplement or advice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date (in the case of the update and supplement required to be made as of the record date) and not later than eight days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten days prior to the meeting or any adjournment or postponement thereof).

(d) Notwithstanding the foregoing provisions of Section II.2, Section II.13 or this Section II.14, a shareholder shall also comply with the Articles of Incorporation and all applicable legal requirements, including all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to any Shareholder Notice. Nothing in Section II.13 or this Section II.14 shall be deemed to affect any right of a shareholder to require inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III. BOARD OF DIRECTORS

III.1 General Powers and Number. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of directors shall be fixed from time to time by the Board of Directors, but in no event shall the number be greater than twelve (12) nor fewer than five (5).

III.2 Tenure and Qualifications. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected and until such director’s successor is duly elected and duly qualified, or until such director’s prior death, resignation or removal from office. A director may be removed from office as a director, but only for cause, by the affirmative vote of holders of at least two-thirds (66 2/3%) of the voting power of shares entitled to vote at an election of directors. A director may resign at any time by filing a written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation. A director, other than the Chairman of the Board, who is an officer of the Corporation and who shall retire or otherwise terminate employment as such officer shall automatically be retired as a director of the Corporation and thereafter shall not be eligible for re-election as a director.

III.3 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Wisconsin. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman, if there be one, the Chief Executive Officer, so long as the Chief Executive Officer is also a member of the Board of Directors, or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

III.4 Quorum. Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

III.5 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these By-Laws.

III.6 Conduct of Meetings. The Chairman of the Board, and in the Chairman of the Board’s absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other persons present to act as secretary of the meeting.

III.7 Vacancies. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director’s term expires and until such director’s successor shall be duly elected and shall duly qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; provided that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof in accordance with the Articles of Incorporation.

III.8 Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

III.10 Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors then in office may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which, to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

III.11 Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

III.12 Telephonic Meetings. Unless otherwise provided by the Articles of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section III.12 shall constitute presence in person at such meeting.

ARTICLE IV. OFFICERS

IV.1 Number. The principal officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a number of Presidents and Vice Presidents as shall be determined by the Board of Directors from time to time, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may from time to time elect or appoint such other officers and assistant officers as may be deemed necessary. Any number of offices may be held by the same person.

IV.2 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, then such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the officer’s successor shall be duly elected or until the officer’s prior death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Failure to elect officers shall not dissolve or otherwise affect the Corporation.

IV.3 Removal. Any officer or agent may be removed by the Board of Directors at any time by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

IV.4 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

IV.5 Chairman of the Board. The Chairman of the Board shall be elected or appointed by, and from the membership of, the Board of Directors. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform such other duties and functions as shall be assigned to the Chairman of the Board from time to time by the Board of Directors or in these By-Laws. Except where by law the signature of the Chief Executive Officer of the Corporation is required, the Chairman of the Board shall possess the same power and authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or by the Board of Directors, the Chairman of the Board may authorize the Chief Executive Officer or any President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in the Chairman of the Board’s place and stead. During the absence or disability of the Chief Executive Officer, or while that office is vacant, the Chairman of the Board shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer.

IV.6 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general determine the direction and goals of the Corporation and supervise and control all of the business, operations and affairs of the Corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer may deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority, co-equal with the Chairman of the Board, to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or by the Board of Directors, the Chief Executive Officer may authorize any President or Vice President or any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in the Chief Executive Officer’s place and stead. In general, the Chief Executive Officer shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

IV.7 President. The President shall assist the Chief Executive Officer in exercising general supervision over the business and affairs of the Corporation and shall be responsible for the administration and management of such areas of the business and affairs of the Corporation as may be designated from time to time by the Board of Directors or the Chief Executive Officer. The Board of Directors or the Chief Executive Officer may add an appropriate descriptive designation to such President’s title to reflect such President’s duties. In the absence of the Chairman of the Board and the Chief Executive Officer or in the event of their deaths, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chairman of the Board or Chief Executive Officer to act personally, the President (or in the event there is more than one President, then the Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board and/or Chief Executive Officer (as the case may be), and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board or Chief Executive Officer (as the case may be). Any President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to such President by the Chairman of the Board, Chief Executive Officer or Board of Directors. The execution of any instrument of the Corporation by any President shall be conclusive evidence, as to third parties, of such President’s authority to act in the stead of the Chairman of the Board and/or the Chief Executive Officer.

IV.8 Vice President. A Vice President shall be responsible for the administration and management of such divisions or departments of the Corporation and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or any President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of such Vice President’s authority to act and execute such instrument. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President.

IV.9 Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and minutes of the meetings of and records of the actions taken without a meeting of the Board of Directors (including any committees thereof) in one or more books or other appropriate manner of storing and recording provided for that purpose; (b) attest instruments to be filed with the Secretary of State; (c) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (d) be custodian of the corporate records; (e) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (f) sign with the Chairman of the Board, the Chief Executive Officer, any President or any Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of the Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to the Secretary by the Chairman of the Board, the Chief Executive Officer or any President or by the Board of Directors.

IV.10 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts from moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Corporation; and (c) in general perform all of the duties and exercise such other authority as from time to time may be delegated or assigned to the Treasurer by the Chairman of the Board, the Chief Executive Officer or any President or by the Board of Directors.

IV.11 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors or the Chief Executive Officer may from time to time authorize. The Assistant Secretaries may sign with the Chairman of the Board, the Chief Executive Officer, any President or any Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President or by the Board of Directors.

IV.12 Other Assistants; Acting Officers; Other Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

IV.13 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V. CONTRACTS; SPECIAL CORPORATE ACTS

V.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chairman of the Board or the Chief Executive Officer, President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer of officers.

V.2 Voting of Securities Owned by this Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, any President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI. SHARES AND THEIR TRANSFER

VI.1 Form of Shares. Shares of the Corporation shall be in such form, certificated or uncertificated, consistent with law, as shall be determined by the Board of Directors, provided that the Corporation may not issue uncertificated shares in place of shares already represented by certificates until such certificates are surrendered to the Corporation. For any class or series of shares for which the Corporation shall issue certificates, such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, any President or any Vice President and by the Secretary or an Assistant Secretary and such certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. For any class or series of shares for which the Corporation shall issue shares without certificates, the Corporation shall keep accounts upon the books of the Corporation for the registered owners of such shares, who shall be deemed, for purposes hereunder, to be the owner of such shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the owner (and in the case of a valid transfer, the transferee owner) a written statement of the information required on share certificates by Section 180.0625 (1) and (2) and, if applicable, Section 180.0627 of the WBCL. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section VI.5.

VI.2 Facsimile Signatures and Seal. The signature of the Chairman of the Board, the Chief Executive Officer, any President or any Vice President and of the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation. The Corporation shall have a corporate seal.

VI.3 Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such former officer were such officer at the date of its issue.

VI.4 Transfer of Shares. At any time prior to due presentment of shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where shares are presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate, if any, or instrument of transfer the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

VI.5 Lost, Destroyed or Stolen Certificates. Where the owner claims that such owner’s certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

VI.6 Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No share shall be issued until such share is fully paid.

VI.7 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation.

ARTICLE VII. AMENDMENTS

VII.1 By Shareholders. Except as otherwise provided in the Articles of Incorporation, these By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders by affirmative vote of not less than a majority of the votes represented in person or by proxy entitled to be cast therefor at any annual or special meeting of the shareholders at which a quorum is in attendance.

VII.2 By Directors. Except as otherwise provided in the Articles of Incorporation, these By-Laws may also be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no By-Law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.

VII.3 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE VIII. INDEMNIFICATION

VIII.1 Certain Definitions. All capitalized terms used in this Article VIII and not otherwise hereinafter defined in this Section VIII.1 shall have the meaning set forth in Section 180.0850 of the Statute. The following capitalized terms (including any plural forms thereof) used in this Article VIII shall be defined as follows:

(a) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, is controlled by the Corporation.

(b) “Authority” shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section VIII.4.

(c) “Board” shall mean the entire then elected and serving board of directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

(d) “Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section VIII.4, to constitute misconduct under Section 180.0851(a) 1, 2, 3 or 4 of the Statute.

(e) “Corporation” as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

(f) “Director or Officer” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

(g) “Disinterested Quorum” shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

(h) “Party” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, the term “Party” shall also include any Director or Officer who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

(i) “Proceeding” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, the term “Proceeding” shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that such Proceeding is authorized by a majority vote of a Disinterested Quorum.

(j) “Statute” shall mean Sections 180.850 through 180.859, inclusive, of the WBCL, as the same shall then be in effect, but, in the case of any such amendment or successor provision, only to the extent such amendment or successor provision permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment or effectiveness of such successor provision.

VIII.2 Mandatory Indemnification. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

VIII.3 Procedural Requirements.

(a) A Director or Officer who seeks indemnification under Section VIII.2 shall make a written request therefor to the Corporation. Subject to Section VIII.3(b), within sixty days of the Corporation’s receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section VIII.5).

(b) No indemnification shall be required to be paid by the Corporation pursuant to Section VIII.2 if, within such sixty-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.

(c) In either case of nonpayment pursuant to Section VIII.3(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section VIII.4, determine whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

(d) (i) If the Board does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

VIII.4 Determination of Indemnification.

(a) If the Board authorizes an Authority to determine a Director’s or Officer’s right to indemnification pursuant to Section VIII.3, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

(i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

(ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Madison, Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects, such panel shall be governed by the American Arbitration Association’s then existing Commercial Arbitration Rules; or

(iii) A court pursuant to and in accordance with Section 180.0854 of the Statute.

(b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director’s or Officer’s conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

(c) The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

(d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section VIII.5), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority’s opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

(e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

(f) All Expenses incurred in the determination process under this Section VIII.4 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

VIII.5 Mandatory Allowance of Expenses.

(a) The Corporation shall pay or reimburse, within ten days after the receipt of the Director’s or Officer’s written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

(i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

(ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section VIII.5 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section VIII.4.

(b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section VIII.5, such Director or Officer shall not be required to pay interest on such amounts.

VIII.6 Indemnification and Allowance of Expenses of Certain Others.

(a) The Corporation shall indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

(b) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

VIII.7 Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article VIII.

VIII.8 Notice to the Corporation. A Director or Officer shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director or Officer hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined by an Authority selected pursuant to Section VIII.4(a)).

VIII.9 Severability. If any provision of this Article VIII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VIII contravene public policy, this Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable.

VIII.10 Nonexclusivity of Article VIII. The rights of a Director or Officer (or any other person) granted under this Article VIII shall not be deemed exclusive of any other rights to indemnification against Liabilities or advancement of Expenses which the Director or Officer (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article VIII shall be deemed to limit the Corporation’s obligations to indemnify against Liabilities or advance Expenses to a Director or Officer under the Statute.

VIII.11 Contractual Nature of Article VIII; Repeal or Limitation of Rights. This Article VIII shall be deemed to be a contract between the Corporation and each Director and Officer and any repeal or other limitation of this Article VIII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal or limitation.

ARTICLE IX. INTERPRETATION

IX.1 Including, Etc. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

IX.2 Applicable Law. References to a specific article, section or subsection of the WBCL, the Exchange Act or any other statute, rule or regulation expressly referenced herein shall, unless otherwise specified, include any amendments to or successor provisions of such article, section or subsection.